UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  March 13, 2017
(Date of earliest event reported)

Atrion Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 14, 2017, Atrion Corporation (the “Company”) filed an Annual Report on Form 10-K/A for the year ended December 31, 2016 with the Securities and Exchange Commission that included an Explanatory Note reporting that on March 13, 2017 the Company’s filing agent had inadvertently, and prior to the issuance of the Report of the Independent Registered Public Accounting Firm, prior to the recommendation of the Audit Committee that the Company's audited financial statements as of and for the year ended December 31, 2016 be included in the Annual Report on Form 10-K and prior to the approval of the Company’s Board of Directors, filed an Annual Report on Form 10-K for the year ended December 31, 2016 for the Company (the “Original Filing”). As stated in such Explanatory Note, our Annual Report on Form 10-K/A for the year ended December 31, 2016 replaces the Original Filing. Accordingly, the Original Filing should be disregarded in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

Date: March 17, 2017	By:	/s/ Jeffery Strickland
Jeffery Strickland
Vice President and Chief Financial Officer, Secretary and Treasurer